UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Sec. 240.14a-12

LIBERTY ALL-STAR GROWTH FUND, INC.
(Name of Registrant as Specified In Its Charter)

ALPS FUND SERVICES, INC. Attn: Tane Tyler 1290 Broadway, Suite 1100 Denver, Colorado 80203
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

April 24, 2008

RE: Adjourned Annual Meeting

Dear Liberty All-Star Growth Fund Shareholder:

Proxy material relating to the Annual Meeting of Shareholders of the Liberty All-Star Growth Fund, Inc. (the “Fund”) was recently mailed to you.  The Annual Meeting was held and adjourned with respect to Proposal 2 on Wednesday, April 23, 2008 to be reconvened on Thursday, May 22, 2008.  With respect to Proposal 2 described in the Proxy Statement, the Fund is seeking additional shareholder participation in order to approve the proposal.  As of the date of this letter, we have not received your vote.  If you have since submitted your vote, we thank you for doing so and ask that you disregard this letter.

As one of our larger shareholders, it is very important that your vote be received before the reconvened meeting on May 22nd. We request that you please take a moment now and cast your vote with respect to Proposal 2 so that your shares may be represented.

We thank you for taking the time to carefully consider the proposal, and appreciate your vote and continued support of the Fund.

VOTING ONLY TAKES A MINUTE! Another copy of your ballot(s) has been enclosed with this letter for your convenience.  Should you have any questions regarding the proposal or to vote your shares by phone, please call our toll-free number 1-800-314-9816 Extension 2612.  The following voting options have been set up for your convenience.

1.

Vote by Telephone.  You may cast your vote by calling our toll-free proxy hotline at 1-800-314-9816 Extension 2612. Representatives are available to record your vote Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

2.	Vote Through the Internet. You may cast your vote anytime using the Internet by logging on to www.proxyvote.com and following the instructions.

3.	Vote by Touch-tone Phone. You may cast your vote anytime by calling the toll-free number found on the enclosed proxy ballot(s).

4.

Vote by Mail.  You may cast your vote by signing, dating and mailing the enclosed proxy ballot(s) in the postage-prepaid return envelope provided.  If convenient for you, please utilize one of the first three options above to ensure that your response is received in time for the adjourned Annual Meeting on May 22, 2008.

Again, please do not hesitate to call toll-free 1-800-314-9816 Extension 2612 if you have any questions regarding this matter.  If you have voted since the mailing of this letter, we apologize for the follow up mailing and thank you for your participation.  As the date of the Meeting gets closer and if we still do not receive your proxy, you may receive a call from The Altman Group, the Fund’s proxy solicitor, reminding you to exercise your right to vote.

Thank you for your assistance with this important matter.

Sincerely,

Tané T. Tyler
Secretary of the Fund	NOBO

April 24, 2008

RE: Adjourned Annual Meeting

Dear Liberty All-Star Growth Fund Shareholder:

Proxy material relating to the Annual Meeting of Shareholders of the Liberty All-Star Growth Fund, Inc. (the “Fund”) was recently mailed to you.  The Annual Meeting was held and adjourned with respect to Proposal 2 on Wednesday, April 23, 2008 to be reconvened on Thursday, May 22, 2008.  With respect to Proposal 2 described in the Proxy Statement, the Fund is seeking additional shareholder participation in order to approve the proposal.  As of the date of this letter, we have not received your vote.  If you have since submitted your vote, we thank you for doing so and ask that you disregard this letter.

As one of our larger shareholders, it is very important that your vote be received before the reconvened meeting on May 22nd.  We request that you please take a moment now and cast your vote with respect to Proposal 2 so that your shares may be represented.

We thank you for taking the time to carefully consider the proposal, and appreciate your vote and continued support of the Fund.

VOTING ONLY TAKES A MINUTE! Another copy of your ballot(s) has been enclosed with this letter for your convenience.  Should you have any questions regarding the proposal please call our toll-free number 1-800-314-9816 Extension 2614.  The following voting options have been set up for your convenience.

1.	Vote Through the Internet. You may cast your vote anytime using the Internet by logging on to the internet website address found on the enclosed proxy ballot(s).

2.	Vote by Touch-tone Phone. You may cast your vote anytime by calling the toll-free number found on the enclosed proxy ballot(s).

3.

Vote by Mail.  You may cast your vote by signing, dating and mailing the enclosed proxy ballot(s) in the postage-prepaid return envelope provided.  If convenient for you, please utilize one of the first two options above to ensure that your response is received in time for the adjourned Annual Meeting on May 22, 2008.

Again, please do not hesitate to call toll-free 1-800-314-9816 Extension 2614 if you have any questions regarding this matter.  If you have voted since the mailing of this letter, we apologize for the follow up mailing and thank you for your participation.

Thank you for your assistance with this important matter.

Sincerely,

Tané T. Tyler
Secretary of the Fund	OBO